Exhibit 3.1

HORACE MANN EDUCATORS CORPORATION

(A DELAWARE CORPORATION)

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AMENDED AND RESTATED BYLAWS

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ARTICLE 1

OFFICES

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Section 1.1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, in the State of Delaware.

Section 1.2. Principal Business Office. The principal business office of the Corporation shall be in the City of Springfield, County of Sangamon, in the State of Illinois.

Section 1.3. Other Offices. If the business of the Corporation requires, the Board of Directors (the Board), from time to time, may determine that the Corporation may also have offices at other places within or without the State of Delaware.

ARTICLE 2

STOCKHOLDERS

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Section 2.1. Meetings

Section 2.1.a. Place of Meetings. The meeting of the Stockholders of the Corporation shall be held at such place, if any, as may be determined by the Board. The Board may, in its sole discretion, determine that Stockholders’ meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Stockholders and proxyholders not physically present at a meeting of Stockholders may, by means of remote communication (a) participate in a meeting of Stockholders; and (b) be deemed present in person and vote at a meeting of Stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such Stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any Stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.1.b. Annual Meeting. An annual meeting of the Stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date and time shall be designated by resolution of the Board so long as the designated date provides adequate time to meet all notification and proxy requirements.

Section 2.1.c. Special Meetings. Special meetings of the Stockholders may be called for any purpose by the Chairman, by the President, or by the Board.

Section 2.1.d. Notice of Stockholders' Meetings. The notice of each Stockholders' meeting shall include the place, if any, date, time, the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, if in the case of special meetings, the purpose for which such meeting is called. Such notice shall be given to each Stockholder entitled to vote not less than ten nor more than sixty days before the date of the meeting.

Section 2.1.e. Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting. Only Stockholders who are Stockholders of record on the date so fixed shall be entitled to such notice and to vote at such meeting and any adjournment thereof, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 2.1.f. Quorum and Adjournments. The Stockholders having a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, when present in person or represented by proxy, shall constitute a quorum at all meetings of Stockholders for the transaction of business. If such quorum shall not be present or represented at any meeting of Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 2.1.g. Voting by Stockholder. When a quorum is present at any meeting, a majority of the voting power of the Stockholders who are present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of statute or of the Certificate of Incorporation, a different vote is required. If such provision exists, it shall govern and control.

Section 2.1.h. Vote; Proxies. In all elections for Directors, each Stockholder shall be entitled to one vote (in person or by proxy) for each share of stock having voting power held by such Stockholder. As provided in the Certificate of Incorporation, each Stockholder shall have the right to one vote for each share of voting stock owned by such Stockholder and may cast his or her vote(s), in person or by proxy, for as many persons as there are Directors to be elected.

Section 2.1.i. Business at Meetings of Stockholders. The Board shall designate the agenda of business to be conducted at meetings of Stockholders. No business may be brought before a meeting of Stockholders by a Stockholder unless such Stockholder has given written notice to the Secretary of the Corporation not less than forty-five (45) days prior to the date of the meeting setting forth the business to be brought before the meeting.

(Amended April 1, 2020)

Section 2.2. Dividends.

Section 2.2.a. Declaration of Dividends. The Directors may declare and pay dividends upon the shares of its capital stock as determined from time to time by the Board.

Section 2.2.b. Method of Paying Dividends. Dividends may be paid in cash or in shares of the Corporation's capital stock. If the dividend is to be paid in shares of the Corporation's theretofore unissued capital stock, the Board shall direct there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend.

Section 2.2.c. Fixing Record Dates for Dividends. In order that the Corporation may determine which Stockholders are entitled to receive dividends, the Board may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of payment. Only Stockholders who are Stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, notwithstanding the transfer of stock on the books of the
Corporation after any such record date fixed as aforesaid.

Section 2.3. Stockholder's Right to Inspect.

Section 2.3.a. List of Stockholders. At least ten days before each meeting of Stockholders, the Officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of Stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at the principal business office of the Corporation. Such list shall be produced and kept at the time of the meeting during the whole time thereof for inspection by any Stockholder who is present.

Section 2.3.b. Corporate Books and Records. Any Stockholder, either in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, shall have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

(Amended April 1, 2020)

ARTICLE 3

DIRECTORS

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Section 3.1. Number, Election and Terms of Office. The number of Directors which shall constitute the whole Board shall not be less than five nor more than fifteen. At each annual meeting of Stockholders,

Directors shall be elected for a term expiring at the next succeeding annual meeting and thereafter until their respective successors shall be elected and shall qualify. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation.

Directors need not be Shareholders. In the absence of the Chairman of the Board and the President, if the President be a Director, one of the Directors may, by action of the Board, be elected Chairman of the Board pro tem with such duties as the Board may prescribe. Each Director shall hold office until his or her successor is elected and is qualified or until his or her earlier resignation or removal.

Section 3.2. Resignations. A Director may resign at any time upon written notice to the Corporation.

Section 3.3. Vacancies. Vacancies, occurring in the Board and newly-created directorships resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director so chosen shall hold office until the next annual election of Directors and until a successor shall be duly elected and shall qualify.

Section 3.4. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board which may exercise all powers of the Corporation and do all lawful acts and things not precluded by statute or by the Certificate of Incorporation or by these Bylaws.

Section 3.5. Place of Meetings. The place of any meeting of the Board may be either within or without the State of Delaware.

Section 3.6. Annual Meeting. The annual meeting of the Board shall be held each year within a reasonable time after the Stockholder's annual meeting for such year. The Board shall determine the time and place for such meeting.

Section 3.7. Regular Meetings. Regular meetings of the Board may be held at the time and place determined by the Board.

Section 3.8. Special Meetings. Special meetings of the Board may be called

(a) by the Chairman;
(b) in the absence or disability of the Chairman, by the President; or
(c) by not less than one-third of the Directors.

Section 3.9. Notice of Meetings. Notice of each meeting of the Board shall be given to each Director at least two days before the meeting. The notice of a special meeting shall state the purpose or purposes of the meeting. Meetings of the Board may be held at any time and for any purpose, without notice, when all members of the Board are present.

Section 3.10. Quorum. At all meetings of the Board, a majority of the total Directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present.

Section 3.11. Informal Action. Unless otherwise restricted by statute, the Certificate of Incorporation, or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any

Committee thereof may be taken without a meeting. If Board action is taken without a meeting, a written consent is to be signed by all Directors or by all members of such Committee, as the case may be, and such written consent must be filed with the minutes of proceedings of the Board or of such Committee.

Section 3.12. Telephonic Meetings. Members of the Board, or any Committee designated by the Board, may participate in a meeting of such Board or Committee by means of the conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other.

Section 3.13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless a dissent is entered in the minutes of the meeting or unless the Director files a written dissent to such action with the person acting as the Corporate Secretary of the meeting before adjournment or forwards such dissent by registered mail to the Corporate Secretary immediately after adjournment. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.14. Committees. The Board may, by resolution passed by a majority of the whole Board, create an Executive Committee or other Committees. Each Committee shall consist of two or more of the Directors of the Corporation to the extent provided in the resolution. Each Director shall have and may exercise the powers of the Board in the management of the business affairs of the Corporation and may authorize the Seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have the name or names determined by resolution adopted by the Board. The Board may designate one or more Directors as alternate members of any Committee and such designees may replace any absent or disqualified member at any meeting of the Committee. Additionally, in the absence or disqualification of any member of such Committee or Committees, the member or members thereof present at any meeting, and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 3.15. Committee Records. Each Committee may keep regular minutes of its meetings; however, each Committee shall report to the Board, either orally or in writing, on all matters affecting the business of the Corporation.

Section 3.16. Compensation. Members of the Board shall be eligible to receive payment of expenses incurred in attending meetings of the Board or Committees thereof. By resolution of the Board, the Directors may be paid a fixed sum for that Director's participation as a Board member plus an additional fixed sum for each Committee on which the Director serves. In addition, the Board, by resolution, may pay each Director a fixed sum for that Director's attendance at each meeting of the Board and for each Committee meeting that he or she attends in the capacity of a Committee member. The Board, by resolution, may also grant stock options to the Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.17. Removal. Any or all of the Directors may be removed, with or without cause, if such removal is approved by the affirmative vote of a majority of the outstanding shares of any class of stock which has voting power.

ARTICLE 4

NOTICES

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Section 4.1. Notices. Notices to Directors and Stockholders shall be in writing and delivered personally or mailed to their addresses appearing on the records of the Corporation. Notice given by mail shall be deemed to be given when mailed.

Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed sufficient notice. Attendance of any person at any meeting of Stockholders or Directors shall constitute a waiver of notice to such meeting, except when the Director attends only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because a meeting is not lawfully called or convened.

ARTICLE 5

OFFICERS

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Section 5.1. Designation; Number; Election. The Board at its annual meeting each year shall elect the Officers of the Corporation. Such Officers shall be a Chairman of the Board, a President, a Chief Financial Officer, a Treasurer, a Corporate Secretary, and one or more Vice Presidents. Additional Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Corporate Secretaries, and such other officers as may be deemed necessary and appropriate may be elected at any Board Meeting.

One person may hold more than one office at the same time provided the duties of such offices as prescribed by these Bylaws may be properly and consistently performed by one person.

Section 5.2. Term of Office; Removal; Vacancies. The term of each Officer shall continue until a successor is elected and qualified or until that Officer's earlier death, resignation, or removal. Any Officer elected by the Board, other than the Chairman, the President, the Chief Financial Officer, the Treasurer, and the Corporate Secretary may be suspended, at any time, by the Chairman or the President until the Board next convenes. Any Officer, including the Chairman, the President, the Chief Financial Officer, the Treasurer, and the Corporate Secretary may be removed at any time by the affirmative vote of a majority of the whole Board. Any Officer may resign at any time upon written notice to the Corporation.

Vacancies occurring among Officers elected by the Board may be filled at any time by the Board for the unexpired portion of the term.

Officers appointed by the Chairman or by the President (as well as agents and representatives of the Corporation) shall hold office only during the pleasure of the Board, the Chairman, and the President.

Section 5.3. Chairman of the Board. The Chairman shall preside at all meetings of Stockholders, at all meetings of the Board, and at all meetings of the Executive Committee. The Chairman of the Board may be a member of any Committee. If so designated by the Board, the Chairman shall also be the Chief

Executive Officer of the Corporation. The Chairman shall exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

In the event of death, disability, or temporary absence of the Chairman, the Board may designate any person as Acting Chairman. During the time of such designation, the Acting Chairman shall have all the powers and duties of the Chairman.

Section 5.4. President. The President shall, subject to the supervision of the Board and its Chairman, have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of President of a corporation and such other duties as may, from time to time, be assigned by the Board. If so designated by the Board, the President shall be the Chief Executive Officer of the Corporation.

Section 5.5. Chief Financial Officer. Subject to the control and supervision of the Board and the Chairman, the President, or such Officer as either the Chairman or President may designate, the Chief Financial Officer shall (a) be in charge of and responsible for the conservation and growth of the Corporation's assets; (b) review the Corporation's accounting policies and tax reporting guidelines; (c) oversee external and internal audits including securing annual confirmations from independent public accountants; (d) establish and maintain the Corporation's budget; (e) analyze the effects of the Corporate investment policy in relation to the Corporation's goals and objectives and recommend changes as needed; (f) procure and analyze interim and annual reports assessing the Corporation's financial position; (g) have such other powers and duties as may be prescribed by the Bylaws, by the Board, by the Chairman or the President, and the usual powers and duties pertaining to the office.

Section 5.6. Treasurer. Subject to the control and supervision of the Board and the Chairman, the President, or such Officer as either the Chairman or the President may designate, the Treasurer shall (a) be in charge of and responsible for the maintenance of adequate records of all funds and securities owned by the Corporation; (b) formulate financial policies of the Corporation for submission to the Chairman, the President, such Officer as either the Chairman or the President may designate, or to the Board; (c) be responsible for the custody of securities, notes, and other evidences of indebtedness belonging to the Corporation; (d) arrange for the deposit of checks, drafts, and funds of the Corporation; (e) negotiate loans from banks for funds needed by the Corporation; (f) see to the collection of accounts receivable and other demands owing to the Corporation and the signing of all receipts for payments made to the Corporation; (g) see to the disbursement of funds as the business of the Corporation may require; (h) arrange for the purchase of proper insurance for the protection of the Corporation; (i) have such other powers and duties as may be prescribed by these Bylaws, by the Board, by the Chairman or the President, and the usual powers and duties pertaining to the office.

If required by the Board, the Treasurer shall give a surety bond for the faithful discharge of duties. The premium of the surety bond shall be paid by the Corporation.

Whenever required, the Treasurer shall furnish a statement of transactions including an analysis of receipts and disbursements of funds of the Corporation for any specified period.

Section 5.7. Corporate Secretary. Subject to the control and supervision of the Chairman, the President or such Officer as either the Chairman or President may designate, the Corporate Secretary shall (a) be in charge of recording all transactions with Stockholders; (b) see that all notices of meetings of Stockholders and Directors are given; (c) have charge of the records of the

Corporation pertaining to the office; (d) be responsible for keeping the accounts of stock registered and transferred as required by law and in accordance with such regulations as the Board may prescribe; (e) attend and record proceedings of all meetings of Stockholders, Directors, and of the Executive Committee; (f) keep custody of the Seal of the Corporation and see that such Seal is imprinted on all documents where necessary or desirable; (g) have such other powers and duties as may be prescribed by these Bylaws, by the Board, by the Chairman or by the President, and the usual powers and duties pertaining to the office.

Section 5.8. Vice Presidents. Each Vice President shall have the powers and duties prescribed in these Bylaws or assigned by the Board, the Chairman, or by the President. The Board may designate one or more of such Vice Presidents as Senior Vice President or Executive Vice President.

Section 5.9. Assistant Treasurers. The Assistant Treasurers shall have the powers and duties prescribed by these Bylaws or assigned by the Treasurer. In the absence or disability of the Treasurer they shall have all of the Treasurer's powers and duties.

They shall furnish a surety bond similar to that of the Treasurer if required by the Board. The premium for any such surety bond shall be paid by the Corporation.

Section 5.10. Assistant Corporate Secretaries. The Assistant Corporate Secretaries shall have the powers and duties prescribed by these Bylaws or assigned by the Corporate Secretary. In the absence or disability of the Corporate Secretary, they shall have all the Corporate Secretary's powers and duties.

ARTICLE 6

CONDUCT OF BUSINESS

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Section 6.1. Contracts, Deeds and Other Instruments. No Officer, agent, or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by the resolution of the Board. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

Contracts, deeds, notes, other evidences of indebtedness, and other instruments may be signed by the Chairman of the Board, the President, any Vice President, and by any person authorized by resolution of the Board. Such documents pertaining to the business of a division of the Corporation may be signed by the Officers of such division. Notwithstanding the foregoing, the Chairman or the President may authorize other employees of the Corporation to sign any such documents. A certified copy of this Bylaw and/or any authorization given by the Chairman or the President may be furnished as evidence of the authorities therein granted and all persons shall be entitled to rely on such authorities in the case of a specific contract, conveyance, or other transaction without the need of a resolution of the Board specifically authorizing the transactions involved.

Section 6.2. Checks and Drafts. Checks, drafts, electronic transfers, and other negotiable instruments for the disbursement of Corporate funds may be authorized orally or in writing by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board. If a disbursement is orally authorized by such Officer, a written verification will be generated by the disbursing institution within a period of time specified by the Board.

Section 6.3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may approve or designate. All such funds shall be withdrawn only upon checks signed by one or more Officers or employees as the Board shall from time to time determine.

Section 6.4. Voting Upon Stocks. Unless the Board orders otherwise, the Chairman, the President, the Chief Financial Officer, the Treasurer, or a Vice President, shall have power to execute and deliver on behalf of the Corporation proxies for stock owned by the Corporation. Such proxies shall appoint a person or persons to represent and vote such stock at any meeting of the Stockholders. The Chairman, the President, the Chief Financial Officer, the Treasurer, or a Vice President shall retain full power of substitution and shall have power to alter or rescind such appointments. Unless the Board orders otherwise, the Chairman, the President, the Chief Financial Officer, the Treasurer, or a Vice President shall have power on behalf of the Corporation to attend and to act and vote at any meeting of Stockholders of a Corporation whose stock is owned by the Corporation and shall possess and may exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board may confer like powers upon any other person or persons.

ARTICLE 7

CERTIFICATES OF STOCK AND THEIR TRANSFER

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Section 7.1. Form and Execution of Certificates. Certificates for shares of stock of the Corporation shall be in the form approved by the Board. Such certificates shall be signed, in the name of the Corporation, by the Chairman, the President, or a Vice President, and by the Corporate Secretary or an Assistant Corporate Secretary who shall represent the number of shares registered in certificate form. Such certificates shall not be valid unless so signed. Where such a certificate is countersigned by a transfer agent other than the Corporation or its employee and by a registrar other than the Corporation or its employee, the signatures of the Chairman, President, Vice President, and Corporate Secretary or Assistant Corporate Secretary may be facsimiles.

Certificates shall be appropriately numbered and shall contain the following: the state of incorporation; the name of the issuing corporation; the kind, class and series of shares; details of complete capital stock structure; the name of the registered holder; the number of shares; the par value; restrictions on transfers; and the date of issue.

In the event that any Officer of the Corporation who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such Officer, for whatever cause, before such certificate is issued by the Corporation, such certificate may be issued by the Corporation with the same effect as if the person were such an Officer at the date of issue.

The Corporation may issue one or more classes of stock or one or more series of stock within any class thereof. During any period in which the Corporation is authorized to issue more than one class of stock, there shall be set forth on the face or back of certificates issued to represent each class or series of stock, a statement that the Corporation will furnish without charge to each Shareholder who so requests the designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights of each class of stock or series thereof.

Section 7.2. Transfer of Stock. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation and such transfer agent to (a) issue a new certificate to the person entitled thereto; (b) cancel the old certificate; and, (c) record the transaction. No certificate shall be issued in exchange for any certificate until the former certificate for the same number of shares of the same class and series shall have been surrendered and canceled.

Section 7.3. Regulations. Unless restricted by the Certificate of Incorporation, the Board shall have authority to make rules and regulations concerning the issue, the transfer, and the registration of certificates for shares of the Corporation's stock.

Section 7.4. Fixing Record Dates. In order that the Corporation may determine the Stockholders entitled to express consent to corporate action in writing without a meeting, or entitled to receive distributions or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty nor less than ten days before any action. In such case only such Stockholders who are Stockholders of record on the date so fixed shall be entitled to receive such distributions or allotment of right, or to exercise such right, or to give such consent, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 7.5. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or certificates of stock in place of any issued certificate alleged to have been lost, stolen, or destroyed upon such terms and conditions as the Board may prescribe. Such terms and conditions may include the Corporation's authority to require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 7.6. Registered Stockholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

Section 7.7. Transfer Agents and Registrars. The Board may from time to time appoint a transfer agent and registrar in one or more cities, and may require all certificates evidencing shares of stock of the Corporation to bear the signatures of a transfer agent and registrar, and may provide that such certificates shall be transferable in more than one city.

ARTICLE 8

INDEMNIFICATION OF DIRECTORS AND OFFICERS

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Section 8.1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

Section 8.2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3. Indemnification in Certain Cases. To the extent that a Director, Officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.1. and 8.2. of this Article 8, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 8.4. Procedure. Any indemnification under Sections 8.1. and 8.2. of this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 8.1. and 8.2. Such determination shall be made (a) by the Board of

Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders.

Section 8.5. Advances For Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, Officer, employee, or agent to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8.

Section 8.6. Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in the official capacity of such person and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal, modification, or amendment of this Article 8 shall not adversely affect any rights or obligations then existing between the Corporation and any then incumbent or former Director, Officer, employee, or agent with respect to any facts then or theretofore existing or any action, suit, or proceeding theretofore or thereafter brought based in whole or in part upon such facts.

Section 8.7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8.

Section 8.8. Definition of Corporation. For the purposes of this Article 8, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, Officers, employees, and agents, so that any person who is or was a Director, Officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 8.9. Definition of Other Terms. For purposes of this Article 8, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 8.

ARTICLE 9

GENERAL

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Section 9.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of the next December.

Section 9.2. Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The Seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise applied.

Section 9.3. Severability; Amendments. If any provision of these Bylaws, or its application thereof to any person or circumstances, is held to be invalid, the remainder of these Bylaws and the application of such provision to other persons or circumstances shall not be affected thereby.

These Bylaws may be altered or repealed, and new Bylaws made by the Board, but the Stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.